Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Cross Match Technologies, Inc. of our report dated April 25, 2007 relating to the combined financial statements of Smiths Heimann Biometrics GmbH, Jena, Germany, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

Erfurt, Germany

June 15, 2007

/s/ Stockmeyer	/s/ ppa. Verwiebe
(Stockmeyer)	(ppa. Verwiebe)
Wirtschaftsprüfer	Wirtschaftsprüfer